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                                                                    EXHIBIT 99.1

              PRICELINE.COM ANNOUNCES NEXT STEPS IN STRATEGIC PLAN

      NORWALK, Conn., December 7, 2000 . . . Priceline.com (Nasdaq: PCLN) said today that it has re-focused resources on its core businesses. As a result, the Company will indefinitely postpone the implementation of previously planned business-to-business, term life insurance and cellular telephone services. Priceline.com will continue to offer Name Your Own Price(SM) services for leisure airline tickets, hotel rooms, rental cars, home finance, long distance and new cars. At the same time, priceline.com said today that it has eliminated approximately 48 positions, or approximately 11% of its workforce, in connection with the postponements and ongoing efficiency measures.

Also, priceline.com and SOFTBANK E-COMMERCE Corp., a wholly owned subsidiary of SOFTBANFCorp. (Tokyo Stock Exchange 9984) said today that they have discontinued discussions to introduce priceline.com's buyer-driven e-commerce platform to Japan. The two companies entered into a non-binding letter of intent in July and a formation agreement in September to form a new company, but said today that definitive agreements could not be reached and, consequently, the two companies decided to discontinue talks.

Restructuring and other charges associated with these decisions and previously announced measures will be recognized in the 4th quarter.

The steps taken today will relieve the Company of the significant financial and operational burdens of launching these new businesses and are part of a broader program to build priceline.com's momentum. This includes focusing principally on strengthening priceline.com's travel business through new marketing programs, improving business processes, enhancing its Web site and improving customer service through a variety of initiatives.

"As we said in our 3rd quarter conference call, priceline.com remains committed to building a profitable business with high customer satisfaction and long-term growth potential," said priceline.com President and Chief Executive Officer Daniel H. Schulman. "We also stated that we would review new businesses under strict financial criteria. As a result of those reviews, we are re-focusing all of our efforts on achieving profitability with our core businesses. With the changes we are making at priceline.com and a major new TV advertising campaign scheduled for the 1st quarter, we are excited about next year."

                                     (more)

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ABOUT PRICELINE.COM

Priceline.com is the Name Your Own Price(SM) Internet pricing system that provides services across four broad product categories: a travel service that offers leisure airline tickets, hotel rooms and rental cars; a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee; an automotive service that offers new cars; and a telecommunications service that offers long distance calling services. Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees. In these arrangements, priceline.com generally receives royalties for licensing its intellectual property. Priceline.com also holds securities carrying the right to purchase a significant equity stake in the licensees under certain conditions. Unless those rights are exercised, the results of licensee operations will not be included in priceline.com's financial statements.

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For press information, contact:
Brian Ek at priceline.com 203-299-8167 (brian.ek@priceline.com)


INFORMATION ABOUT FORWARD LOOKING STATEMENTS
This press release may contain forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements: inability to successfully expand the Company's business model both horizontally and geographically; adverse changes in the Company's relationships with airlines and other product and service providers; systems-related failures; the Company's ability to protect its intellectual property rights; the effects of increased competition; losses by the Company and its licensees; any adverse impact from negative publicity and negative customer reaction relating to recent announcements concerning the Company; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission.